Exhibit 99.7

COOPER INDUSTRIES PLC C/O COOPER US, INC. 600 TRAVIS STREET, SUITE 5600 ATTN: CORPORATE SECRETARY HOUSTON, TX 77002-1001

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. (Eastern Time in the U.S.) the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. (Eastern Time in the U.S.) the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it, together with any power of attorney, if any, under which it is signed, in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 so it is received by the inspector of election no later than the day before the meeting. This proxy card may also be handed to the Chairman of the Extraordinary General Meeting and will still be valid.

If you transmit your voting instructions by the Internet or by Telephone,

you do NOT need to mail back your proxy card.

SEPARATE PROXIES ARE ENCLOSED FOR THE COURT MEETING (PINK FORM) AND EXTRAORDINARY GENERAL MEETING (BLUE FORM). PLEASE ENSURE THAT YOU VOTE BOTH PROXIES.

[PRELIMINARY COPY]

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M41984-P20248-Z57229	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

COOPER INDUSTRIES PLC
The Board of Directors recommends a vote FOR each of the following proposed resolutions:

THE FULL TEXT OF THESE RESOLUTIONS IS CONTAINED IN THE ACCOMPANYING NOTICE OF EXTRAORDINARY GENERAL MEETING.			For	Against	Abstain

1.	Approval of the Scheme of Arrangement.		☐	☐	☐
2.	Cancellation of Cooper Shares pursuant to the Scheme of Arrangement.		☐	☐	☐
3.	Directors’ authority to allot securities and application of reserves.		☐	☐	☐
4.	Amendment to Articles of Association.		☐	☐	☐
5.	Creation of Distributable Reserves of New Eaton.		☐	☐	☐
6.	Approval on an advisory basis of specified compensatory arrangements between Cooper and its named executives.		☐	☐	☐
7.	Adjournment of the Extraordinary General Meeting.		☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Please indicate if you plan to attend this meeting.	☐	☐
	Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. In the case of joint holders, the vote of the senior holder who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the vote(s) of the other joint holder(s) and for this purpose, seniority shall be determined by the order in which the names stand in the Register of Members of Cooper in respect of the joint holding. If a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer, attorney or under common seal.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

 — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

COOPER INDUSTRIES PUBLIC LIMITED COMPANY

FORM OF PROXY

THIS PROXY FOR THE EXTRAORDINARY GENERAL MEETING

IS SOLICITED BY THE BOARD OF DIRECTORS OF COOPER

The undersigned shareholder(s) of Cooper Industries plc (“Cooper”), a public limited company incorporated under the laws of Ireland, hereby appoints (see Note A below):

(a)    the Chairman of the Extraordinary General Meeting; or

(b)                                  of                             ;

as my/our proxy to vote all shares on my/our behalf which I/we would be entitled to vote if then and there personally present at the Extraordinary General Meeting of Shareholders to be held at [—] on [—] 2012, at [11:30 a.m.] (local time), or, if later, as soon as possible after the adjournment or conclusion of the Court Meeting, including for the avoidance of doubt, any adjournment or postponement of the Extraordinary General Meeting.

NOTES:

A.      If a shareholder desires to appoint a proxy other than the Chairman of the Extraordinary General Meeting, the shareholder should insert the proxy’s name and address above and delete the words “Chairman of the Extraordinary General Meeting.”

B.      If the Form of Proxy is properly executed and returned to Cooper’s inspector of election, it will be voted in the manner directed by the shareholder(s) executing it or, if no directions are given with respect to a voting item and the Chairman of the Extraordinary General Meeting is appointed as proxy, will be voted with respect to that voting item in accordance with the recommendations of Cooper’s board of directors.

C.      Except where otherwise appears, capitalised terms shall have the same meaning in this document as they have in the Scheme of Arrangement set out in Part 3 of the joint proxy statement/prospectus of Cooper and Eaton Corporation.

D.      This card also constitutes voting instructions for any shares held for the shareholder in Cooper’s Dividend Reinvestment and Stock Purchase Plan, the Cooper Industries Retirement Savings and Stock Ownership Plan, and the Apex Tool 401 (k) Savings Plan, as described in the joint proxy statement/prospectus of Cooper and Eaton Corporation.

IF YOU ARE NOT VOTING ON THE INTERNET OR BY TELEPHONE, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE Address Changes/Comments:
(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side